U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2007

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in charter)

Nevada	33-8067-NY	87-0618831
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

517 Route 1 South, Suite 3060, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 732-726-3200

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2007, Andrew G. Barnett was appointed by the Board of Directors of The Center for Would Healing, Inc. as Chief Executive Officer. Mr. Barnett, pursuant to the terms and condition of his three year employment agreement, will receive a base salary of $320,000 per annum, 1,000,000 ten year options to purchase common stock of The Center for Would Healing, Inc. at $3.10 per share (such options will vest incrementally based on time and performance criteria), incentive awards, and standard benefits.

From January 1, 2001 through January, 2007, Andrew G. Barnett was a principal of Morris Anderson & Associates, Ltd., a financial and management consulting firm. Mr. Barnett brings extensive expertise in the development and implementation of strategic plans, operational and financial strategies. Mr. Barnett has served in advisory and senior management capacities as CEO, COO, and CFO to both publicly and privately held companies. Mr. Barnett has acted in such capacities in many companies including a $1 billion tobacco and HBA distributor, a $100 million outdoor security lighting company, a $150 million periodicals agency, a $90 million consumer products company, a $100 million financial services company, a $100 million industrial parts distributor, and a $50 million professional services firm. Mr. Barnett has served a broad range of clients with operations throughout the United States as well as in Europe, the Middle East and Asia. Industry experience includes retail, manufacturing, consumer products, publishing, financial services, wholesale distribution and professional services.

Previously, Mr. Barnett had been a partner with Eisner, LLP; the partner-in-charge of the New York office of a boutique management consulting firm, and a senior manager at Arthur Anderson, initially beginning his career at Citibank. Mr. Barnett received a BBA degree in Finance from Emory University and did graduate work at the Stern School of Business at New York University.

Dr. Phillip Forman resigned on January 3, 2007 as Chief Executive Officer of The Center for Wound Healing, Inc. Dr. Forman will remain as a member of the Board of Directors of The Center for Wound Healing, Inc.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2007

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer